U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   July 18, 2012

ADA-ES, INC.

(Name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Blvd., Suite 200, Highlands Ranch, Colorado    80129

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code:    (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On July 19, 2012, ADA-ES, Inc. (“we” or “ADA”) will hold its annual meeting of shareholders at 9:00 a.m. local time at its offices located at 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado. At the meeting, ADA shareholders will be asked to consider and vote on proposals to elect nine directors; ratify the Audit Committee’s selection of Ehrhardt Keefe Steiner & Hottman PC as ADA’s independent registered public accounting firm for the fiscal year ending December 31, 2012; approve Amendment No. 1 to the Amended and Restated 2007 Equity Incentive Plan; and approve the Amended and Restated 2010 Non-Management Compensation and Incentive Plan.

At the annual meeting of shareholders, ADA’s management will also update investors on ADA’s operations including progress on its Refined Coal activities and status of the previously announced restatement of its financial statements as disclosed in a press release and Form 8-K dated June 20, 2012. A copy of the slides is available via the Investor Information section of ADA’s website at www.adaes.com. A copy of the presentation materials is attached hereto as Exhibit 99.1.

On July 17, we issued a press release providing a preliminary update on ADA’s Refined Coal activities, which will further be discussed at the annual meeting and which are also included in the presentation materials. A copy of the press release is furnished as Exhibit 99.2 to this report.

Item 9.01.	Financial Statements and Exhibits

(d)  The following items are furnished as exhibits to this report:

99.1	July 19, 2012 Annual Shareholder Meeting Presentation.

99.2	Press Release, ADA-ES, Inc. to Provide Operations Update at Annual Meeting of Shareholders dated July 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   July 18, 2012

ADA-ES, Inc.
Registrant

/s/ Mark H. McKinnies
Mark H. McKinnies Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1 July 19, 2012 Annual Shareholder Meeting Presentation.

99.2 Press Release, ADA-ES, Inc. to Provide Operations Update at Annual Meeting of Shareholders dated July 17, 2012.